UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2011

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On May 3, 2011, the Securities and Exchange Commission (the “SEC”) declared effective the Registration Statement on Form S-3 (File No. 333-173576) of Identive Group, Inc. (the “Company”) filed on April 18, 2011 with the SEC (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, securities at an aggregate offering price not to exceed $100,000,000.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2011, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Morgan Joseph TriArtisan LLC (the “Underwriters”) relating to the public offering (the “Public Offering”) of 7,843,137 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $2.55 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 1,176,470 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock in the Public Offering, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $18.3 million assuming no exercise by the Underwriters of their over-allotment option, or $21.1 million if the Underwriters exercise their over-allotment option in full. The Offering is expected to close on May 27, 2011, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to the Registration Statement and the prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement, dated May 23, 2011 and filed with the SEC on May 23, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including the liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director and the chief executive officer and chief financial officer of the Company have entered into agreements with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 30-day period following the offering, subject to extension in certain circumstances. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 24, 2011, the Company issued a press release announcing the pricing of the offer and sale of its common stock in a underwritten public offering in the United States as described in Item 1.01 of this Report. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 24, 2011.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (contained in the legal opinions filed herewith as Exhibit 5.1).

99.1	Press Release dated May 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

May 24, 2011	By:	/s/ MELVIN DENTON-THOMPSON
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 24, 2011.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (contained in the legal opinions filed herewith as Exhibit 5.1).

99.1	Press Release dated May 24, 2011.